Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5500	76-0506313
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

800 Gessner, Suite 500

Houston, Texas 77024

(713) 647-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

5.000% Senior Notes due 2022

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Advantagecars.com, Inc.	Delaware	45-0581106
Amarillo Motors-F, Inc.	Delaware	75-2804528
Baron Development Company, LLC	Kansas	48-1211804
Baron Leasehold, LLC	Kansas	48-1211804
Bob Howard Automotive-East, Inc.	Oklahoma	73-1511394
Bob Howard Chevrolet, Inc.	Oklahoma	73-1329605
Bob Howard Dodge, Inc.	Oklahoma	73-1494123
Bob Howard Motors, Inc.	Oklahoma	73-1370828
Bob Howard Nissan, Inc.	Oklahoma	73-1524179
Bohn Holdings, Inc.	Delaware	02-0687995
Bohn Holdings, LLC	Delaware	02-0688180
Bohn-FII, LLC	Delaware	30-0015852
Chaperral Dodge, Inc.	Delaware	75-2807212
Courtesy Ford, LLC	Delaware	76-0558145
Danvers-N, Inc.	Delaware	46-0488420
Danvers-NII, Inc.	Delaware	73-1650142
Danvers-S, Inc.	Delaware	74-2938756
Danvers-SB, Inc.	Delaware	20-2558430
Danvers-SU, LLC	Delaware	74-2938757
Danvers-T, Inc.	Delaware	74-2931798
Danvers-TII, Inc.	Delaware	46-0481783
Danvers-TIII, Inc.	Delaware	20-0632215
Danvers-TL, Inc.	Delaware	74-2938758
FMM, Inc.	California	95-2913972
G1R Florida, LLC	Delaware	26-0609879
G1R Mass, LLC	Delaware	76-0632149
GPI AL-N, Inc.	Delaware	20-5006515
GPI AL-SB, LLC	Delaware	20-5006515
GPI CA-DMII, Inc.	Delaware	26-1232377
GPI CA-F, Inc.	Nevada	46-4159902
GPI CA-NIII, Inc.	Delaware	20-4777121
GPI CA-SH, Inc.	Nevada	46-4147553
GPI CA-SV, Inc.	Delaware	45-2282204
GPI CA-TII, Inc.	Delaware	20-4777289
GPI CC, Inc.	Delaware	45-3260089
GPI FL-A, LLC	Nevada	46-5635686
GPI FL-H, LLC	Delaware	82-0573686
GPI FL-VW, LLC	Delaware	45-5263147
GPI FL-VWII, LLC	Delaware	45-5303735
GPI GA Holdings, Inc.	Delaware	46-1276149
GPI GA Liquidation, LLC	Delaware	46-1276149
GPI GA-CGM, LLC	Nevada	46-4065637
GPI GA-DM, LLC	Delaware	26-0868772
GPI GA-F, LLC	Delaware	58-1092802
GPI GA-FII, LLC	Delaware	58-2436391
GPI GA-FIII, LLC	Delaware	46-4060022
GPI GA-FM, LLC	Nevada	46-4074549
GPI GA-FV, LLC	Nevada	46-1276149
GPI GA-SU, LLC	Nevada	46-4089193

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
GPI GA-T, LLC	Delaware	76-0646121
GPI GA-TII, LLC	Nevada	46-4103320
GPI KS Motors, Inc.	Delaware	45-4566983
GPI KS-SB, Inc.	Delaware	20-5840277
GPI KS-SH, Inc.	Delaware	45-4150367
GPI KS-SK, Inc.	Delaware	45-4150516
GPI LA-FII, LLC	Delaware	02-0688180
GPI LA-SH, LLC	Delaware	02-0688180
GPI MD-SB, Inc.	Delaware	26-1954592
GPI MS-H, Inc.	Delaware	20-5006463
GPI MS-N, Inc.	Delaware	20-5006401
GPI MS-SK, Inc.	Delaware	20-5006315
GPI NH-T, Inc.	Delaware	20-3665557
GPI NH-TL, Inc.	Delaware	20-3939903
GPI NY Holdings, Inc.	Nevada	46-5147937
GPI NY-DM, LLC	Nevada	26-0870713
GPI NY-FV, LLC	Nevada	20-1152969
GPI NY-SB, LLC	Nevada	20-1152998
GPI OK-HII, Inc.	Nevada	46-3268295
GPI OK-SH, Inc.	Delaware	46-0913134
GPI SAC-T, Inc.	Delaware	20-0737962
GPI SC, Inc.	Delaware	27-4460104
GPI SC Holdings, Inc.	Delaware	27-1961791
GPI SC-A, LLC	Delaware	27-1961791
GPI SC-SB, LLC	Delaware	26-0868355
GPI SC-SBII, LLC	Delaware	27-1961791
GPI SC-T, LLC	Delaware	27-1961791
GPI SD-DC, Inc.	Delaware	20-0738328
GPI TX-ARGMIII, Inc.	Nevada	46-3606928
GPI TX-DMII, Inc.	Nevada	46-5202539
GPI TX-EPGM, Inc.	Delaware	45-1795973
GPI TX-F, Inc.	Delaware	45-1795677
GPI TX-FII, Inc.	Delaware	45-3555253
GPI TX-HGM, Inc.	Delaware	45-2780219
GPI TX-HGMII, Inc.	Nevada	46-3514961
GPI TX-NVI, Inc.	Nevada	46-3617927
GPI TX-SBII, Inc.	Delaware	27-5135196
GPI TX-SBIII, Inc.	Nevada	46-3602146
GPI TX-SHII, Inc.	Delaware	45-4557518
GPI TX-SK, Inc.	Delaware	46-2015406
GPI TX-SKII, Inc.	Nevada	46-4624358
GPI TX-SV, Inc.	Delaware	26-4427703
GPI TX-SVII, Inc.	Delaware	45-3036400
GPI TX-SVIII, Inc.	Delaware	45-3838676
GPI, Ltd.	Texas	76-0625642
Group 1 Associates Holdings, LLC	Delaware	20-3046191
Group 1 Associates, Inc.	Delaware	51-0390227
Group 1 FL Holdings, Inc.	Delaware	82-0573686
Group 1 Funding, Inc.	Delaware	20-2066890
Group 1 Holdings-DC, L.L.C.	Delaware	52-2203214
Group 1 Holdings-F, L.L.C.	Delaware	52-2203228
Group 1 Holdings-GM, L.L.C.	Delaware	52-2203229
Group 1 Holdings-H, L.L.C.	Delaware	52-2203230
Group 1 Holdings-N, L.L.C.	Delaware	52-2203232
Group 1 Holdings-S, L.L.C.	Delaware	52-2203234
Group 1 Holdings-T, L.L.C.	Delaware	52-2203236

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Group 1 LP Interests-DC, Inc.	Delaware	51-0379880
Group 1 Realty, Inc.	Delaware	76-0632149
Harvey Ford, LLC	Delaware	52-2200134
Harvey GM, LLC	Delaware	74-2931595
Harvey Operations-T, LLC	Delaware	52-2203237
Howard-DCIII, LLC	Delaware	20-1838899
Howard-GM II, Inc.	Delaware	73-1613234
Howard-GM, Inc.	Delaware	73-1577853
Howard-H, Inc.	Delaware	73-1577855
Howard-HA, Inc.	Delaware	73-1577856
Howard-SB, Inc.	Delaware	46-0470107
Ira Automotive Group, LLC	Delaware	74-2940277
Ivory Auto Properties of South Carolina, LLC	South Carolina	20-8432044
Key Ford, LLC	Delaware	59-1168670
Koons Ford, LLC	Delaware	59-1914202
Kutz-N, Inc.	Delaware	75-1905979
Lubbock Motors, Inc.	Delaware	75-2822208
Lubbock Motors-F, Inc.	Delaware	75-2804514
Lubbock Motors-GM, Inc.	Delaware	20-0284194
Lubbock Motors-S, Inc.	Delaware	75-2868766
Lubbock Motors-SH, Inc.	Delaware	75-2859295
Lubbock Motors-T, Inc.	Delaware	75-2804659
Maxwell Ford, Inc.	Delaware	74-2884783
Maxwell-GMII, Inc.	Delaware	74-1061940
Maxwell-N, Inc.	Delaware	74-2360462
Maxwell-NII, Inc.	Delaware	76-0513858
McCall-F, Inc.	Delaware	27-4460429
McCall-H, Inc.	Delaware	76-0237540
McCall-HA, Inc.	Delaware	76-0173063
McCall-N, Inc.	Delaware	46-0478546
McCall-SB, Inc.	Delaware	20-1041115
McCall-T, Inc.	Delaware	74-1649754
McCall-TII, Inc.	Delaware	76-0654109
McCall-TL, Inc.	Delaware	76-0270456
Mike Smith Automotive-H, Inc.	Delaware	76-0603178
Mike Smith Automotive-N, Inc.	Texas	76-0566784
Mike Smith Autoplaza, Inc.	Texas	76-0202396
Mike Smith Autoplex Dodge, Inc.	Texas	76-0566783
Mike Smith Autoplex, Inc.	Texas	76-0561393
Mike Smith Autoplex-German Imports, Inc.	Texas	76-0566786
Mike Smith Imports, Inc.	Texas	76-0586800
Millbro, Inc.	California	95-4676240
Miller Automotive Group, Inc.	California	95-4261521
Miller Family Company, Inc.	California	95-4585358
Miller Infiniti, Inc.	California	95-4229913
Miller Nissan, Inc.	California	95-1912506
Miller-DM, Inc.	Delaware	20-1055954
NJ-DM, Inc.	Delaware	20-0411389
NJ-H, Inc.	Delaware	20-0411305
NJ-HA, Inc.	Delaware	20-4920026
NJ-HAII, Inc.	Delaware	20-4920115
NJ-HII, Inc.	Delaware	20-4919976
NJ-SB, Inc.	Delaware	20-4920063
NJ-SV, Inc.	Delaware	20-0411329
NY-SBII, Inc.	Delaware	20-3390321
Rockwall Automotive-DCD, Ltd.	Texas	76-0659030
Rockwall Automotive-F, Inc.	Delaware	75-2804507
Tate CG, L.L.C.	Maryland	52-1931345

(1)	The address for each Registrant Guarantor is 800 Gessner, Suite 500, Houston, Texas 77024 and the telephone number for each Registrant Guarantor is (713) 647-5700.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 3rd of November, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

November 3, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$20,183
Interest-bearing balances	210,191
Securities:
Held-to-maturity securities	30,108
Available-for-sale securities	212,699
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	118
Securities purchased under agreements to resell	20,279
Loans and lease financing receivables:
Loans and leases held for sale	25,789
Loans and leases, net of unearned income	784,428
LESS: Allowance for loan and lease losses	11,341
Loans and leases, net of unearned income and allowance	773,087
Trading Assets	35,111
Premises and fixed assets (including capitalized leases)	7,503
Other real estate owned	4,003
Investments in unconsolidated subsidiaries and associated companies	760
Direct and indirect investments in real estate ventures	3
Intangible assets
Goodwill	21,627
Other intangible assets	20,078
Other assets	55,289

Total assets	$1,436,828

LIABILITIES
Deposits:
In domestic offices	$1,033,620
Noninterest-bearing	283,808
Interest-bearing	749,812
In foreign offices, Edge and Agreement subsidiaries, and IBFs	102,345
Noninterest-bearing	746
Interest-bearing	101,599
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	14,477
Securities sold under agreements to repurchase	15,687

Dollar Amounts In Millions
Trading liabilities	14,382
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113

Total liabilities	$1,295,289

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0

Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147

Total equity capital	141,539

Total liabilities, and equity capital	$1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Timothy Sloan
Avid Modjtabai